iShares Trust

Screen #2 attachment for funds beyond series 99

157        ISHARES MSCI ALL PERU CAPPED INDEX FUND             N
170                ISHARES MSCI INDONESIA INVESTABLE MARKET INDEX FUND N
171                ISHARES MSCI IRELAND CAPPED INVESTABLE MKT INDEX FD N
172        ISHARES MSCI POLAND INVESTABLE MARKET INDEX FUND    N
182        ISHARES MSCI NEW ZEALAND INVESTABLE MKT INDEX FUND  N
183        ISHARES MSCI BRAZIL SMALL CAP INDEX FUND   N
184        ISHARES MSCI CHINA SMALL CAP INDEX FUND                                                                                                                                   N
185        ISHARES MSCI PHILIPPINES INVESTABLE MKT INDEX FUND  N
188        ISHARES MSCI CHINA INDEX FUND                                                                                                                                   N
197                ISHARES MSCI HONG KONG SMALL CAP INDEX FUND                                                                                                                        N
198                ISHARES MSCI SINGAPORE SMALL CAP INDEX FUND                                                                                                                        N
199                           ISHARES MSCI EMERGING MKTS LATIN AMERICA INDEX FUND N
200                ISHARES MSCI NORWAY CAPPED INVESTABLE MKT INDEX FD  N
201                           ISHARES MSCI DENMARK CAPPED INVESTABLE MKT INDEX FD N
202                ISHARES MSCI FINLAND CAPPED INVESTABLE MKT INDEX FD N
203        ISHARES MSCI AUSTRALIA SMALL CAP INDEX FUND   N
204                ISHARES MSCI CANADA SMALL CAP INDEX FUND                                                                                                                        N
205                ISHARES MSCI GERMANY SMALL CAP INDEX FUND                                                                                                                        N
206                           ISHARES MSCI UNITED KINGDOM SMALL CAP INDEX FUND    N
207                           ISHARES MSCI INDIA INDEX FUND   N
210                           ISHARES MSCI INDIA SMALL CAPPED INDEX FUND   N
231        ISHARES MSCI SOUTH KOREA SMALL CAP INDEX FUND       N
      232                                     ISHARES MSCI TAIWAN SMALL CAP INDEX FUND   N

Please visit the iShares website for the most recent shareholder report if you need more information on any series higher than series 99. http://us.ishares.com/advisor_resources/resource_library/tax_legal_documents.htm